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                                                                      EXHIBIT 11

                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

               (Unaudited--In thousands, except per share data)

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                                                            Thirteen Weeks Ended                 Twenty-Six Weeks Ended
                                                      --------------------------------      -------------------------------
                                                      September 27,      September 28,      September 27,     September 28,
                                                          1997               1998               1997              1996
                                                      -------------      -------------      -------------     -------------
PRIMARY EARNINGS PER SHARE

Net earnings......................................      $ 9,605             $ 6,852            $18,380            $16,283
                                                        =======             =======            =======            =======
Shares used in computing earnings per share:
  Weighted average number of common shares
   outstanding....................................       26,430              26,028             26,344             26,036
  Excess of shares issuable upon exercise of stock
   options over shares deemed retired utilizing
   the treasury stock method......................        1,867               1,215              1,686              1,382
                                                        -------             -------            -------            -------
                                                         28,297              27,243             28,030             27,418
                                                        =======             =======            =======            =======
Primary earnings per share.........................     $  0.34             $  0.25            $  0.66            $  0.59
                                                        =======             =======            =======            =======
EARNINGS PER SHARE ASSUMING FULL DILUTION

Net earnings........................................    $ 9,605             $ 6,852            $18,380            $16,283

Interest expense on convertible notes, net of
 tax effect.........................................         68                  --                 68                 --
                                                        -------             -------            -------            -------
Net earnings for purposes of calculating fully
 diluted net earnings per share.....................    $ 9,673             $ 6,852            $18,448            $16,283
                                                        =======             =======            =======            =======
Shares used in computing earnings per share:

  Weighted average number of common shares
   outstanding......................................     26,430              26,028             26,344             26,036
  Excess of shares issuable upon exercise of stock
   options over shares deemed retired utilizing
   the treasury stock method........................      1,886               1,236              1,899              1,410
  Incremental shares to reflect full dilution of
   convertible notes................................        160                  --                 80                 --
                                                        -------             -------            -------            -------
                                                         28,476              27,264             28,323             27,446
                                                        =======             =======            =======            =======
Fully diluted earnings per share....................    $  0.34             $  0.25            $  0.65            $  0.59
                                                        =======             =======            =======            =======
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